SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (the “Agreement”) is entered into as of the 8th day of June, 2017 by and between David A. Moylan (“Moylan”) and Dataram Corporation, a Nevada corporation, and subsidiaries (“Dataram” and together with its subsidiaries, the “Company”).

WHEREAS, Moylan was employed as the Chief Executive Officer of Dataram and serves on its Board of Directors and as an officer and director of its subsidiaries;

WHEREAS, the Company and Moylan are parties to an offer letter dated as of June 8, 2015 (the “Offer Letter”) and a Change of Control Severance Agreement dated as of June 8, 2015 (the “Change of Control Agreement”);

WHEREAS, Dataram has concluded a series of transactions pursuant to an Agreement and Plan of Merger, as amended, with Dataram Acquisition Sub, Inc., a Nevada corporation, and U.S. Gold Corp., a Nevada corporation (the “Transaction”) as more fully described in that certain Registration Statement on Form S-4 (File No. 333-215385) declared effective by the SEC on March 7, 2017 (the “S-4”) which describes, among other things, the rights of Moylan upon termination by the Company to receive a cash payment as agreed in the estimated amount of $500,000 (in addition to vesting of equity and health and welfare benefits (collectively, the “Separation Payments”);

WHEREAS, pursuant to the Transaction and as contemplated in the S-4, Moylan resigned from all officer positions of Dataram and currently serves as a director of Dataram, and as a director and officer of Dataram Memory and employee; and

WHEREAS, the Company and Moylan desire to enter into this Agreement providing for Moylan’s amicable resignation as an employee from all positions held with the Company, except as a member of Dataram’s board of directors and as a director and officer of Dataram Memory, and to provide for a one-time payment to Moylan of the Separation Payments, and in satisfaction of all obligations under the Offer Letter and the Change of Control Agreement and termination of such agreements, as the sole and exclusive obligation of the Company for such resignation and any future events or circumstances with respect to any and all positions with the Company held or to be held by Moylan (unless subject to a separate written agreement by and between the Company and Moylan), and to provide for the ongoing continued service of Moylan as a consultant to the Company following resignation as set forth herein, and such other agreements as are provided for herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1. Termination Date. Moylan hereby affirms his resignation as President and Chief Executive Officer of Dataram and as the Chairman of its Board of Directors effective May 23, 2017and further acknowledges that his last day of service with the Company as an officer or employee of the Company was May 31, 2017, (the “Termination Date”) (other than as an officer of Dataram Memory) , and all other positions and titles held with the Company (including subsidiaries) other than as a member of the Board of Directors of Dataram and of Dataram Memory and an officer of Dataram Memory, to serve until such time as his successor is duly appointed or elected and qualified. Moylan further understands and agrees that, as of the Termination Date, he will be no longer authorized to conduct any business on behalf of the Company as an executive or employee or to hold himself out as an officer of the Company or its subsidiaries except as otherwise provided herein. Any and all positions and/or titles held by Moylan with the Company or any Subsidiaries of the Company will be deemed to have been resigned as of the Termination Date, except as otherwise provided herein.

2. Severance Payment. As severance, the Company shall pay or provide to Moylan the following benefits as the sole and exclusive payments by the Company and in lieu of any and all payments or obligations of the Company whatsoever, including, without limitation, any and all separation payments, or Separation Payments, under the Offer Letter or Change of Control Agreement, as described in the S4, pursuant to any Company policy or procedure, or otherwise (other than as required under any applicable statute, rule or regulation):

(i) $494,227, with such amount payable on the eighth (8th) day following his execution of this Agreement (the “Effective Date”).

(ii) Moylan’s outstanding and unvested options, if any, shall vest in three equal installments commencing on the Termination Date.

Moylan shall be responsible for the payment of all payroll taxes, Medicare and other taxes, and shall indemnify the Company with respect to the payment of all such amounts. Except as otherwise set forth herein, Moylan will not be entitled to payment of any bonus, vacation or other incentive compensation. Any tax, penalties or interest as a result thereof shall be the sole responsibility of Moylan who agrees to indemnify and hold harmless the Company with respect thereto.

3. Consulting Services. From the period beginning on the Termination Date and until terminated by the Company’s Board of Directors at its sole option, with such termination to be effective upon two weeks written notice thereof (the “Term”), for a monthly fee of $19,667, payable 90% in common stock of Dataram and 10% in cash, and as an ongoing condition of payment of the Payment Amounts and other consideration provided for herein, Moylan agrees that he shall provide (i) President and Chief Executive Officer services to Dataram Memory as the Company’s or Dataram Memory’s Board of Directors may from time to time assign to Moylan and reasonably commensurate with those duties and responsibilities normally associated with and appropriate for someone in the position of President and Chief Executive Officer and (ii) consulting and support services with respect to and in connection with the operation of the Company’s business and provide general business and consulting services to the Company to assist in all transitional needs and activities of the Company upon the reasonable request of the Company in support of management of the Company.

4. Moylan’s Release. In consideration for the payments and benefits described above and for other good and valuable consideration, Moylan hereby releases and forever discharges the Company and its subsidiaries, as well as its affiliates and all of their respective directors, officers, employees, members, agents, and attorneys, of and from any and all manner of actions and causes of action, suits, debts, claims, and demands whatsoever, in law or equity, known or unknown, asserted or unasserted, which he ever had, now has, or hereafter may have on account of his employment with the Company, the termination of his employment with the Company, and/or any other fact, matter, incident, claim, injury, event, circumstance, happening, occurrence, and/or thing of any kind or nature which arose or occurred prior to the date when he executes this Agreement, including, but not limited to, any and all claims for wrongful termination; breach of any implied or express employment contract; unpaid compensation of any kind; breach of any fiduciary duty and/or duty of loyalty; breach of any implied covenant of good faith and fair dealing; negligent or intentional infliction of emotional distress; defamation; fraud; unlawful discrimination, harassment; or retaliation based upon age, race, sex, gender, sexual orientation, marital status, religion, national origin, medical condition, disability, handicap, or otherwise; any and all claims arising under arising under Title VII of the Civil Rights Act of 1964, as amended (“Title VII”); the Equal Pay Act of 1963, as amended (“EPA”); the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Americans with Disabilities Act of 1990, as amended (“ADA”); the Family and Medical Leave Act, as amended (“FMLA”); the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); the Sarbanes-Oxley Act of 2002, as amended (“SOX”); the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”); and/or any other federal, state, or local law(s) or regulation(s); any and all claims for damages of any nature, including compensatory, general, special, or punitive; and any and all claims for costs, fees, or other expenses, including attorneys’ fees, incurred in any of these matters (the “Release”). The Company acknowledges, however, that Moylan does not release or waive any rights to contribution or indemnity under this Agreement to which he may otherwise be entitled. The Company also acknowledges that Moylan does not release or waive any claims, and that he retains any rights he may have, to any vested 401(k) monies (if any) or benefits (if any), or any other benefit entitlement that is vested as of the Termination Date pursuant to the terms of any Company-sponsored benefit plan governed by ERISA. Nothing contained herein shall release the Company from its obligations set forth in this Agreement.

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5. Company Release. In exchange for the consideration provided for in this Agreement, the Company irrevocably and unconditionally releases Moylan of and from all claims, demands, causes of actions, fees and liabilities of any kind whatsoever, which it had, now has or may have against Moylan, as of the date of this Agreement, by reason of any actual or alleged act, omission, transaction, practice, conduct, statement, occurrence, or any other matter, within the reasonable scope of Moylan’s employment. The Company represents that, as of the date of this Agreement, there are only two known claims relating to Moylan and in which he is named: (i) John Freeman v. Dataram Corporation, David A. Moylan, Jon Isaac, and John Does 1-5, in the Superior Court of the State of New Jersey, Essex County, Docket No. ESX-L-002471-15 and (ii) Dataram Corporation v. John Freeman, Marc Palker and MPP Associates, Inc., in the Superior Court of the State of New Jersey, Mercer County, Docket No. ESX-L-000886-15. The Company further acknowledges that as of the date of this Agreement, there are no additional known claims related to Moylan. The Company agrees to indemnify Moylan against any known and future claims to the extent permitted under the Company’s bylaws. Notwithstanding the foregoing, this release does not include any fraud, gross negligence, material misrepresentation or the Company’s right to enforce the terms of this Agreement nor does this release include the release of any obligation of Moylan to repay or surrender any benefits received by him as a result of the occurrence of any restatement of any Company financial results from which any benefit derived by Moylan shall have been determined, including pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any other applicable law

6. Confidential Information. Moylan understands and acknowledges that during the course of his employment by the Company, during the Term, for a period of two (2) years following the Term, he had and will have access to Confidential Information (as defined below) of the Company. Moylan agrees that, at no time during the Term or a period of two (2) years immediately thereafter, will Moylan (a) use Confidential Information for any purpose other than in connection with services provided under this Agreement or (b) disclose Confidential Information to any person or entity other than to the Company or persons or entities to whom disclosure has been authorized by the Company. As used herein, “Confidential Information” means all information of a technical or business nature relating to the Company or its affiliates, including, without limitation, trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know-how, processes, formulae, models, test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to customer or supplier identities, characteristics and agreements, financial information and projections, flow charts, software in various stages of development, source codes, object codes, research and development procedures and employee files and information; provided, however, that “Confidential Information” shall not include any information that (i) has entered the public domain through no action or failure to act of Moylan; (ii) was already lawfully in Moylan’s possession without any obligation of confidentiality; (iii) subsequent to disclosure hereunder is obtained by Moylan on a non-confidential basis from a third party who has the right to disclose such information to Moylan; or (iv) is ordered to be or otherwise required to be disclosed by Moylan by a court of law or other governmental body; provided, however, that the Company is notified of such order or requirement and given a reasonable opportunity to intervene.

7. Applicable Law and Dispute Resolution. Except as to matters preempted by ERISA or other laws of the United States of America, this Agreement shall be interpreted solely pursuant to the laws of the State of New York, exclusive of its conflicts of laws principles. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York, for the purposes of any suit, action, or other proceeding arising out of this Agreement or any transaction contemplated hereby.

8. Non-Competition; Non-Solicitation; Non-Disparagement.

(i) Non-Compete. Moylan hereby covenants and agrees that Moylan will not, during the Term or for a period of two (2) years immediately after the Term, without the prior written consent of the Company, directly or indirectly, on his own behalf or in the service or on behalf of others, whether or not for compensation, engage in any business activity, or have any interest in any person, firm, corporation or business, through a subsidiary or parent entity or other entity (whether as a shareholder, agent, joint venturer, security holder, trustee, partner, consultant, creditor lending credit or money for the purpose of establishing or operating any such business, partner or otherwise) with any Competing Business in the Covered Area. For the purpose hereof “Competing Business” means any provider of memory products or memory performance solutions other than Dataram Memory if Moylan is providing services to Dataram Memory as set forth herein, any other business engaged in or planned by the Company on the date hereof and within a period of two (2) years prior to the date hereof, and any mining or resource business conducted by or similar to the business of U.S Gold and its subsidiaries and (ii) “Covered Area” means all geographical areas of the United States and foreign jurisdictions where Company then has offices and/or sells its products directly or indirectly through distributors and/or other sales agents. Notwithstanding the foregoing, Moylan may own shares of companies whose securities are publicly traded, so long as ownership of such securities do not constitute more than one (1%) percent of the outstanding securities of any such company.

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(ii) Non-Solicitation and Non-Disparagement. Moylan further agrees that Moylan will not, during the Term or a period of two (2) years immediately after the Termination Date, divert any business of the Competing Business of the Company and/or its affiliates or any customers or suppliers of the Company and/or the Company’s and/or its affiliates’ with respect to the Competing Business to any other person, entity or competitor, or induce or attempt to induce, directly or indirectly, any person to leave his or her employment with the Company and/or its affiliates. Moylan and the Company each agree that he and it shall not malign, defame, blame, or otherwise disparage the other, either publicly or privately regarding the past or future business or personal affairs of Moylan, the Company or any other officer, director or employee of the Company.

9. Future Cooperation. Moylan agrees to reasonably cooperate with the Company and its financial and legal advisors, in connection with any business matters for which the Moylan’s assistance may be required and in any claims, investigations, administrative proceedings or lawsuits which relate to the Company and for which Moylan may possess relevant knowledge or information. Any travel and accommodation expenses incurred by the Moylan as a result of such cooperation will be reimbursed if approved in writing in advance and are otherwise in accordance with the Company’s standard policies.

10. Entire Agreement. This Agreement may not be changed or altered, except by a writing signed by both parties. Until such time as this Agreement has been executed and subscribed by both parties hereto: (i) its terms and conditions and any discussions relating thereto, without any exception whatsoever, shall not be binding nor enforceable for any purpose upon any party; and (ii) no provision contained herein shall be construed as an inducement to act or to withhold an action, or be relied upon as such. This Agreement constitutes an integrated, written contract, expressing the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, between the parties

11. Assignment. Moylan has not assigned or transferred any claim he is releasing, nor has he purported to do so. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable. This Agreement binds Moylan’s heirs, administrators, representatives, executors, successors, and assigns, and will insure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns.

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12. Acknowledgement. Moylan acknowledges that he: (a) has carefully read this Agreement in its entirety; (b) has been advised to consult and has been provided with an opportunity to consult with legal counsel of his choosing in connection with this Agreement; (c) fully understands the significance of all of the terms and conditions of this Agreement and has discussed them with his independent legal counsel or has been provided with a reasonable opportunity to do so; (d) has had answered to his satisfaction any questions asked with regard to the meaning and significance of any of the provisions of this Agreement; (e) is signing this Agreement voluntarily and of his own free will and agrees to abide by all the terms and conditions contained herein; and (f) following his execution of this Agreement, he has seven (7) days in which to revoke his release and that, if he chooses not to so revoke, this Agreement shall become effective and enforceable on the Effective Date. To revoke the Release, Moylan understands that he must give a written revocation to the Company, within the seven (7)-day period following the date of execution of this Agreement. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in the State of New York, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday. If Moylan revokes the Release, this Agreement will not become effective or enforceable and Moylan acknowledges and agrees that he will not be entitled to any benefits hereunder, including in Section 2.

13. Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be delivered (i) personally, (ii) by first class mail, certified, return receipt requested, postage prepaid, (iii) by overnight courier, with acknowledged receipt, or (iv) by facsimile transmission followed by delivery by first class mail or by overnight courier, in the manner provided for in this Section, and properly addressed as follows:

If to the Company:	Dataram Corporation
777 Alexander Road
Suite 100
Princeton, NJ 08540
Fax: (609) 799 6096

If to Moylan:	David A. Moylan
156 Osborne Avenue
Bay Head, NJ 08742
Email: davemoylan03@yahoo.com
Phone: (917) 913-6686

14. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

13. Counsel Representation. The Parties hereto further agree that this Agreement has been carefully read and fully understood by them. Each Party hereby represents, warrants, and agrees that he was represented by counsel in connection with the Agreement, has had the opportunity to consult with counsel about the Agreement, has carefully read and considered the terms of this Agreement, and fully understands the same. Moylan represents, warrants and acknowledges that he has retained independent counsel and that counsel to the Company does not represent Moylan.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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IN WITNESS HEREOF, the parties hereby enter into this Agreement and affix their signatures as of the date first above written.

DATARAM CORPORATION

By:	/s/ Edward Karru
Name:	Edward Karr
Title:	Chief Executive Office

By:	/s/ David A. Moylan
Name:	David A. Moylan

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